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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8, and in the related Prospectus, pertaining to the Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors of our report dated December 17, 1993, except that for Note 13 the date is January 17, 1994, with respect to the consolidated financial statements and schedules of Whittaker Corporation included in its Annual Report on Form 10-K for the year ended October 31, 1993, filed with the Securities and Exchange Commission.




                                            Ernst & Young


Los Angeles, California
February 14, 1994